Exhibit 99.1

KULR Joins Webull Corporate Connect Service Platform

SAN DIEGO / GLOBENEWSWIRE / November 08, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced that it is now participating on the Webull Corporate Connect Service (CCS) platform. KULR’s portal on CCS will provide a unique community-driven experience and a direct line of communication to the Company for shareholders and interested investors. KULR followers on the CCS platform will be provided with instant notifications regarding corporate content like company news, updates, earnings reports, investor presentations, and more.

Keith Cochran, President, and COO of KULR Technology Group, said, “We recognize retail investors as an increasingly important component of the overall investment community, particularly for smaller publicly traded companies. The introduction of app-based and online trading from SEC-registered broker-dealers like Webull Financial has given rise to a new generation of retail investors who are more active and engaged than ever before. We are pleased to enable improved transparency, interaction, and communication with this constituency by participating on Webull’s Corporate Connect Service platform which complements our ongoing investor relations efforts using all forms of social media and traditional corporate communications practices.”

To stay up to date on KULR’s recent developments on the Webull Corporate Connect Services Platform, current Webull users can follow KULR from the app on their smartphone or table device. To download the app and register for your free Webull account, visit https://www.webull.com/introduce.

Others can access the Company’s information on Webull: https://www.webullapp.com/ticker/amex-kulr.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

About Webull Financial
Webull is a leading digital investment platform built on next generation global infrastructure. The Webull Group serves tens of millions of users from over 180 countries, providing retail investors with 24/7 access to global financial markets. Users can put investment strategies to work by trading global stocks, ETFs, options and fractional shares, through Webull’s trading platform, which is currently available in the United States, the United Kingdom, Hong Kong, Singapore, Japan, South Africa, and Australia. Webull also offers investment education services, with lessons covering a wide range of topics.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com

Media Relations:

Further PR

Email: press@furtherpr.com